Exhibit 99.1

Comdisco Announces Fiscal 2006 Financial Results

Financial Results

Rosemont, IL- December 15, 2006 - Comdisco Holding Company, Inc. (OTC: CDCO.OB) today reported financial results for its fiscal year ended September 30, 2006. Comdisco emerged from Chapter 11 bankruptcy proceedings on August 12, 2002 and, under its Plan of Reorganization, its business purpose is limited to the orderly sale or run-off of all its remaining assets.

Operating Results: For the fiscal year ended September 30, 2006, the company reported net earnings of approximately $15 million, or $3.62 per common share (basic and diluted). The per share results for Comdisco Holding Company, Inc. are based on 4,031,226 shares of common stock outstanding on average during the 2006 fiscal year.

For the fiscal year ended September 30, 2006, total revenue decreased by 24 percent to $28 million. Net cash provided by operating activities was $14 million compared to net cash used by operating activities of $4 million for the fiscal year ended September 30, 2005.

Total assets decreased by 12 percent to $110 million as of September 30, 2006 from $125 million at September 30, 2005. The decrease in total assets was primarily the result of cash distributions (a combined total of approximately $30 million) to stakeholders (both shareholders and contingent distribution rights holders) in January 2006 and March 2006. The $110 million of total assets as of September 30, 2006 included $97 million of unrestricted cash.

As a result of bankruptcy restructuring transactions, adoption of fresh-start reporting and multiple asset sales, Comdisco Holding Company, Inc.’s financial results are not comparable to those of its predecessor company, Comdisco, Inc. Please refer to the company’s annual report on Form 10-K filed on December 15, 2006 for complete financial statements and other important disclosures.

About Comdisco

Comdisco emerged from chapter 11 bankruptcy proceedings on August 12, 2002. The purpose of reorganized Comdisco is to sell, collect or otherwise reduce to money in an orderly manner the remaining assets of the corporation. Pursuant to Comdisco’s plan of reorganization and restrictions contained in its certificate of incorporation, Comdisco is specifically prohibited from engaging in any business activities inconsistent with its limited business purpose. Accordingly, within the next few years, it is anticipated that Comdisco will have reduced all of its assets to cash and made distributions of all available cash to holders of its common stock and contingent distribution rights in the manner and priorities set forth in the Plan. At that point, the company will cease operations and no further distributions will be made. The company filed on August 12, 2004 a Certificate of Dissolution with the Secretary of State of the State of Delaware to formally extinguish Comdisco Holding Company, Inc.’s corporate existence with the State of Delaware except for the purpose of completing the wind-down contemplated by the Plan.

Safe Harbor

The foregoing contains forward-looking statements regarding Comdisco. They reflect the company’s current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to the company’s operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied by such forward-looking statements. The company intends that such forward-looking statements be subject to the Safe Harbor created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words and phrases ''expect,'' ''estimate,'' and ''anticipate'' and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the company’s SEC reports, including, but not limited to, the report on Form 10-K for the fiscal year ended September 30, 2006. Comdisco disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Mary Moster

312-565-3900

mcmoster@comdisco.com